Exhibit 99.1

[THE FIRST OF LONG ISLAND CORPORATION LETTERHEAD]

                                                                                                               For More Information Contact:
                                                                                               Mark D. Curtis, Senior Vice President and Treasurer
 (516) 671-4900, Ext. 556

PRESS RELEASE IMMEDIATE
THE FIRST OF LONG ISLAND CORPORATION ANNOUNCES INCREASES IN NET INCOME FOR THE SIX AND THREE MONTHS ENDED JUNE 30, 2012

Glen Head, New York, July 30, 2012 (GLOBE NEWSWIRE) – The First of Long Island Corporation (Nasdaq: FLIC), the parent company of The First National Bank of Long Island, reported that net income and earnings per share were $10.6 million and $1.18, respectively, for the first six months of 2012, representing increases over the same period last year of 11.8% and 10.3%, respectively.  For the second quarter of 2012, net income and earnings per share were $5.4 million and $.60, respectively, representing increases over the same quarter last year of 15.6% and 13.2%, respectively. Dividends per share increased by 4.5% from $.44 for the first six months of 2011 to $.46 for the current six-month period. Returns on average assets (ROA) and average equity (ROE) were 1.03% and 10.83%, respectively, for the first half of 2012 versus 1.08% and 11.46%, respectively, for the same period last year.

Analysis of Earnings – Six Months Ended June 30, 2012

The increase in net income for the first six months of 2012 versus the same period last year is primarily attributable to an increase in net interest income on a tax-equivalent basis of $2,107,000, or 6.7%.  Partially offsetting the additional net interest income was a net loss of $338,000 on a deleveraging transaction and an increase in noninterest expense, before debt extinguishment costs, of $214,000, or 1.2%.  The deleveraging transaction is discussed hereinafter.  The modest increase in noninterest expense was made possible through the employment of a variety of cost control measures and occurred despite significant asset growth, new branch openings and enhancement of the Bank’s risk management infrastructure.

The increase in net interest income on a tax-equivalent basis resulted from an increase in average interest-earning assets of $305.7 million, or 18.0%, as partially offset by a 36 basis point decrease in net interest margin from 3.72% for the first six months of 2011 to 3.36% for the current six month period.  The growth in average interest-earning assets is principally comprised of increases in average loans outstanding of $94.0 million, or 10.1%, nontaxable securities of $84.5 million, or 30.0%, and taxable securities of $135.7 million, or 29.2%.  Most of the growth in loans occurred in residential and commercial mortgage loans, with a smaller amount of growth in commercial and industrial loans. Management believes that its continued success in growing loans is attributable to a variety of factors including, among others, targeted solicitation efforts, increased focus on multifamily lending, new and expanded programs for first lien home equity loans and jumbo residential mortgages, and a disruption of lending in the Bank’s marketplace caused by the distraction of some competitors by regulatory issues and the acquisition of others by larger financial institutions.  While the average balances in the Bank’s nontaxable and taxable securities portfolios grew significantly when comparing the first six months of this year to the same period last year, the size of both portfolios actually declined during the first half of 2012.  The declines occurred because of the deleveraging transaction, management’s desire to reduce interest rate risk and the fact that available funds were largely utilized to continue changing the composition of the balance sheet from securities to loans.   The 36 basis point decline in net interest margin occurred because loans continue to reprice and cash flows continue to be deployed in a low rate environment, and the resulting negative impact cannot be offset in any meaningful way with deposit rate reductions because there is little room to reduce deposit rates below current levels.

      The most significant sources of funding for the growth in the average balances of loans and securities were growth in the average balances of savings, NOW and money market deposits of $143.6 million, or 21.1%, noninterest-bearing checking deposits of $43.6 million, or 10.7%, and borrowings of $78.2 million, or 34.8%.  The Bank’s ability to continue to grow deposits is believed to be attributable to, among other things, targeted solicitation efforts, expansion of the Bank’s branch distribution system, new and expanded lending relationships, the Bank’s positive reputation in its marketplace, volatility in the equity markets, and the distraction of some competitors by regulatory issues and the acquisition of others by larger financial institutions.

Analysis of Earnings – Three Months Ended June 30, 2012

The increase in net income for the second quarter of 2012 versus the same quarter last year occurred for the same reasons discussed with respect to the six month periods and, additionally, because the provision for loan losses declined from just over $1 million in the second quarter of last year to $623,000 for the current quarter.  The smaller provision in the second quarter of this year is primarily attributable to a lower level of net chargeoffs.

Asset Quality

The Bank’s allowance for loan losses to gross loans (reserve coverage ratio) of 1.66% at June 30, 2012 was virtually unchanged from 1.68% at the beginning of the year.  The $1.7 million provision for loan losses for the first half of this year is primarily attributable to loan growth and a $450,000 chargeoff on one loan.  The $1.9 million provision for loan losses for the first half of 2011 was primarily attributable to loan growth and a $1.3 million chargeoff on one loan.

The credit quality of the Bank’s loan portfolio remains excellent, with nonaccrual loans, including the loan held-for-sale, amounting to only $2.4 million, or .23% of total loans, at June 30, 2012.  Additionally, loans delinquent 30 to 89 days amounted to only $600,000, or .06% of total loans.  Troubled debt restructurings remained stable during the first six months of 2012, amounting to $5.3 million at June 30, 2012.  Of these loans, $3.5 million are performing in accordance with their modified terms and $1.8 million are delinquent and included in the aforementioned amounts for delinquent and nonaccrual loans.  The credit quality of the Bank’s securities portfolio also remains excellent.  The Bank’s mortgage securities are backed by mortgages underwritten on conventional terms, and almost all of these securities are full faith and credit obligations of the U.S. government.  The remainder of the Bank’s securities portfolio consists principally of high quality, general obligation municipal securities rated AA or better by major rating agencies.  In selecting municipal securities for purchase, the Bank uses credit agency ratings for screening purposes only and then performs its own credit analysis.
Capital

The Corporation’s Tier 1 leverage, Tier 1 risk-based and total risk-based capital ratios were 8.85%, 20.50% and 21.76%, respectively, at June 30, 2012.  The strength of the Bank’s balance sheet, from both a capital and asset quality perspective, positions the Bank for continued growth in a measured and disciplined fashion.

Balance Sheet

In the second quarter of this year, the Bank executed a deleveraging transaction and also refinanced a portion of its overnight borrowings with long-term debt.  These transactions were undertaken to bolster the Bank’s Tier 1 leverage capital ratio and potentially reduce the negative impact that an eventual increase in interest rates could have on the Bank’s earnings.

The deleveraging transaction involved using the proceeds from the sale of investment securities with a market value of $97.1 million to extinguish long-term debt with a redemption value of $68.8 million.  The excess proceeds on this transaction are currently intended to be utilized for lending in the months ahead.  The net loss of $338,000 on the deleveraging transaction resulted from the combination of $3.8 million in debt extinguishment costs and $3.5 million in securities gains.  The refinancing strategy involved the repayment of $50 million of overnight borrowings with approximately equal amounts of six and seven year term borrowings.

The deleveraging transaction positively impacts net interest income in that the yield on the securities sold was 2.80% and the interest cost of the debt extinguished was 3.24%, while the refinancing transaction negatively impacts net interest income in that the cost of the overnight borrowings was approximately 35 basis points and the cost of the long-term debt is approximately 170 basis points.  When taken together, the deleveraging and refinancing transactions should not significantly impact the Bank’s earnings.  The deleveraging transaction should positively impact the Bank’s Tier 1 leverage capital ratio by approximately 30 basis points in the upcoming quarter.

Key Strategic Initiatives

Key strategic initiatives with respect to the Bank’s earnings prospects will continue to include loan and deposit growth through effective relationship management, targeted solicitation efforts, new product offerings and continued expansion of the Bank’s branch distribution system.  In 2011, the Bank opened two full service branches on Long Island, one in Point Lookout and one in Massapequa, and is planning to open another full service branch in Lindenhurst, Long Island later this year.

Challenges We Face

Interest rates are currently very low and have been for an extended period of time.  In addition, there is significant price competition for loans in the Bank’s marketplace.  The persistence of these factors could result in a continued decline in net interest margin.  If that were to occur, and management is unable to offset the impact by increasing the volume of interest-earning assets, expense savings or other measures, the Bank’s profitability could decline.

Commercial and residential real estate values have been negatively impacted by persistently high levels of unemployment and underemployment, a decline in household disposable income, foreclosures and commercial vacancies.  These factors present threats to the maintenance of loan quality.

The banking industry is currently faced with an ever-increasing number of new and complex regulatory requirements which are putting downward pressure on revenues and upward pressure on required capital levels and the cost of doing business.

BALANCE SHEET INFORMATION

	6/30/12	12/31/11
	(in thousands, except share
	and per share data)

Total Assets	$2,007,538	$2,022,407

Loans:
Commercial and industrial	55,502	42,572
Secured by real estate:
Commercial mortgages	476,291	459,875
Residential mortgages	448,823	385,374
Home equity lines	84,653	90,616
Construction and land development	1,039	-
Consumer	3,800	4,596
	1,070,108	983,033
Net deferred loan origination costs	3,549	2,826
	1,073,657	985,859
Allowance for loan losses	(17,823)	(16,572)
	1,055,834	969,287
Investment Securities:
U.S. government agencies	-	5,113
State and municipals	355,518	356,286
Pass-through mortgage securities	49,002	80,637
Collateralized mortgage obligations	440,767	514,005
	845,287	956,041
Deposits:
Checking	463,436	435,517
Savings, NOW and money market	829,882	796,009
Time, $100,000 and over	172,209	174,691
Time, other	95,715	96,651
	1,561,242	1,502,868

Borrowed Funds	228,798	309,727

Stockholders' Equity	197,312	189,347

Share and Per Share Data:
Common Shares Outstanding at Period End	8,911,799	8,793,932
Book Value Per Share	$ 22.14	$ 21.53
Tangible Book Value Per Share	$ 22.12	$ 21.51

CONSOLIDATED STATEMENTS OF INCOME

	Six Months Ended		Three Months Ended
	6/30/12	6/30/11	6/30/12	6/30/11
	(dollars in thousands, except per share data)
Interest and dividend income:
Loans	$24,598	$23,607	$12,465	$11,913
Investment securities:
Taxable	8,057	7,852	3,904	3,917
Nontaxable	6,454	5,631	3,229	2,856
	39,109	37,090	19,598	18,686
Interest expense:
Savings, NOW and money market deposits	1,929	1,827	898	985
Time deposits	2,921	2,962	1,445	1,486
Short-term borrowings	163	66	70	11
Long-term debt	3,760	3,580	1,883	1,824
	8,773	8,435	4,296	4,306
Net interest income	30,336	28,655	15,302	14,380
Provision for loan losses	1,746	1,883	623	1,029
Net interest income after provision for loan losses	28,590	26,772	14,679	13,351

Noninterest income:
Investment Management Division income	826	794	426	398
Service charges on deposit accounts	1,574	1,619	796	828
Net gains on sales of available-for-sale securities	3,613	122	3,505	-
Other	876	747	458	396
	6,889	3,282	5,185	1,622
Noninterest expense:
Salaries	7,934	7,798	3,886	3,957
Employee benefits	2,673	2,599	1,391	1,332
Occupancy and equipment	3,567	3,676	1,711	1,785
Debt extinguishment	3,812	-	3,812	-
Other	4,243	4,130	2,252	2,062
	22,229	18,203	13,052	9,136

Income before income taxes	13,250	11,851	6,812	5,837
Income tax expense	2,695	2,408	1,408	1,164
Net Income	$10,555	$9,443	$5,404	$4,673

Share and Per Share Data:
Weighted Average Common & Common Equivalent Shares	8,951,038	8,847,580	8,980,758	8,852,352
Basic EPS	$ 1.19	$ 1.08	$ .61	$ .53
Diluted EPS	$ 1.18	$ 1.07	$ .60	$ .53
Cash Dividends Declared	$ .46	$ .44	$ .23	$ .22

FINANCIAL RATIOS

ROA	1.03%	1.08%	1.04%	1.05%
ROE	10.83%	11.46%	10.99%	10.99%
Net Interest Margin	3.36%	3.72%	3.36%	3.67%
Dividend Payout Ratio	38.98%	41.12%	38.33%	41.51%

ASSET QUALITY INFORMATION

	6/30/12	12/31/11
	(dollars in thousands)

Nonaccruing loan held-for-sale	$100	$-

Delinquent and nonaccrual loans*:
Past due 30 through 89 days	$600	$740
Past due 90 days or more and still accruing	-	-
Nonaccrual	2,318	3,211
	$2,918	$3,951

Troubled debt restructurings:
Performing in accordance with their modified terms	$3,501	$3,549
Included in delinquent and nonaccrual loans	1,821	1,846
	$5,322	$5,395

Other real estate owned	$-	$-

Allowance for loan losses	$17,823	$16,572
Allowance for loan losses as a percentage of total loans*	1.66%	1.68%
Allowance for loan losses as a multiple of nonaccrual loans*	7.7	5.2

* Excludes nonaccruing loan held-for-sale

AVERAGE BALANCE SHEET, INTEREST RATES AND INTEREST DIFFERENTIAL

	Six Months Ended June 30,
	2012			2011
	Average Balance	Interest/Dividends	Average Rate	Average Balance	Interest/Dividends	Average Rate

Assets	(dollars in thousands)
Interest-bearing bank balances	$8,146	$9	.22%	$16,805	$15	.18%
Investment Securities:
Taxable	601,231	8,048	2.68	465,487	7,837	3.37
Nontaxable (1)	365,849	9,779	5.35	281,324	8,532	6.07
Loans (1) (2)	1,025,293	24,613	4.80	931,248	23,620	5.08
Total interest-earning assets	2,000,519	42,449	4.24	1,694,864	40,004	4.73
Allowance for loan losses	(17,540)			(14,670)
Net interest-earning assets	1,982,979			1,680,194
Cash and due from banks	27,173			26,161
Premises and equipment, net	23,062			21,059
Other assets	31,056			30,448
	$2,064,270			$1,757,862

Liabilities and Stockholders' Equity
Savings, NOW & money market deposits	$825,676	1,929	.47	$682,070	1,827	.54
Time deposits	269,209	2,921	2.18	271,087	2,962	2.20
Total interest-bearing deposits	1,094,885	4,850	.89	953,157	4,789	1.01
Short-term borrowings	90,625	163	.36	33,519	66	.40
Long-term debt	212,692	3,760	3.56	191,558	3,580	3.77
Total interest-bearing liabilities	1,398,202	8,773	1.26	1,178,234	8,435	1.44
Checking deposits	448,988			405,415
Other liabilities	21,118			8,058
	1,868,308			1,591,707
Stockholders' equity	195,962			166,155
	$2,064,270			$1,757,862

Net interest income (1)		$33,676			$31,569
Net interest spread (1)			2.98%			3.29%
Net interest margin (1)			3.36%			3.72%

(1)
 Tax-equivalent basis.  Interest income on a tax-equivalent basis includes the additional amount of interest income that would have been earned if the Corporation's investment in tax-exempt loans and investment securities had been made in loans and investment securities subject to Federal income taxes yielding the same after-tax income.  The tax-equivalent amount of $1.00 of nontaxable income was $1.52 in each period presented based on a Federal income tax rate of 34%.

(2)	For the purpose of these computations, nonaccruing loans are included in the daily average loan amounts outstanding.

Forward Looking Information

This earnings release contains various “forward-looking statements” within the meaning of that term as set forth in Rule 175 of the Securities Act of 1933 and Rule 3b-6 of the Securities Exchange Act of 1934.  Such statements are generally contained in sentences including the words “may” or “expect” or “could” or “should” or “would” or “believe”.  The Corporation cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, and therefore actual results could differ materially from those contemplated by the forward-looking statements.  In addition, the Corporation assumes no duty to update forward-looking statements.

For more detailed financial information please see the Corporation’s quarterly report on Form 10-Q for the period ended June 30, 2012.  The Form 10-Q will be available through the Bank’s website at www.fnbli.com on or about August 9, 2012, after it is electronically filed with the Securities and Exchange Commission (“SEC”).  Our SEC filings are also available on the SEC’s website at www.sec.gov.  You may also read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, DC 20549.  You should call 1-800-SEC-0330 for more information on the public reference room.